Tidal Trust I 485BPOS

Exhibit 99(h)(iii)(3)

THIRD AMENDMENT TO THE

AMENDED AND RESTATED

TRANSFER AGENT SERVICING AGREEMENT

THIS AMENDMENT, effective as of the last date written on the signature page (the “Effective Date”), to the Amended and Restated Transfer Agent Servicing Agreement, dated as of July 11, 2025, as amended (the “Agreement”), is entered into by and between TIDAL TRUST I (formerly, Tidal ETF Trust), a Delaware statutory trust (the “Trust”), and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company (“USBGFS”).

WHEREAS, the parties entered into the Agreement; and

WHEREAS, the parties desire to amend Exhibit A of the Agreement to add the following ETF series:

●	SMART Mid Cap ETF

●	SMART Small Cap ETF

; and

WHEREAS, the parties desire to remove the following ETF Series from Exhibit A:

●	ATAC Equity Leverage Rotation ETF

●	ATAC US Rotation ETF

●	Robinson Alternative Yield Pre-Merger SPAC ETF

; and

WHEREAS, Section 13 of the Agreement allows for its amendment by a written instrument executed by the Trust and USBGFS, and authorized or approved by the Trust’s Board of Trustees.

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.	As of the Effective Date, Exhibit A of the Agreement is hereby superseded and replaced in its entirety with the Exhibit A attached hereto.

2.	Except to the extent amended hereby, the Agreement shall remain in full force and effect.

SIGNATURES ON THE FOLLOWING PAGE

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the Effective Date.

TIDAL TRUST I

By: /s/Eric Falkeis
Name: Eric Falkeis
Title: President
Date: 4/6/2026

U.S. BANCORP FUND SERVICES, LLC

By: /s/Gregory Farley
Name: Gregory Farley
Title: Senior Vice President
Date: 4/7/2026

Exhibit A to the Transfer Agent Servicing Agreement

Separate Series of Tidal Trust I

Name of ETF Series
Academy Veteran Bond ETF
Acruence Active Hedge U.S. Equity ETF
Adasina Social Justice All Cap Global ETF
American Customer Satisfaction ETF
ATAC Credit Rotation ETF
Aztlan Global Stock Selection DM SMID ETF
Aztlan North America Nearshoring Stock Selection ETF
Dana Concentrated Dividend ETF
Dana Limited Volatility ETF
Dana Unconstrained Equity ETF
Digital Asset Debt Strategy ETF
FINQ First U.S. Large Cap AI-Managed Equity ETF
FINQ Dollar Neutral U.S. Large Cap Managed Equity ETF
FolioBeyond Alternative Income and Interest Rate Hedge ETF
FolioBeyond Enhanced Fixed Income Premium ETF
God Bless America ETF
Gotham 1000 Value ETF
Gotham Enhanced 500 ETF
Gotham Short Strategies ETF
Intelligent Real Estate ETF
Leatherback Long/Short Absolute Return ETF
Leatherback Long/Short Alternative Yield ETF
Residential REIT ETF
RPAR Risk Parity ETF
SMART Earnings Growth 30 ETF
SMART Mid Cap ETF
SMART Small Cap ETF
SMART Trend 25 ETF
SoFi Agentic AI ETF
SoFi Enhanced Yield ETF
SoFi Next 500 ETF
SoFi Select 500 ETF
SoFi Social 50 ETF
SonicShares™ Global Shipping ETF
Sound Enhanced Equity Income ETF
Sound Enhanced Fixed Income ETF
Sound Equity Dividend Income ETF
Sound Fixed Income ETF
Sound Total Return ETF
SP Funds Dow Jones Global Sukuk ETF

SP Funds S&P 500 Sharia Industry Exclusions ETF
SP Funds S&P Global REIT Sharia ETF
The Free Markets ETF
Unlimited HFEM Emerging Markets ETF
Unlimited HFEQ Equity Long/Short ETF
Unlimited HFEV Event Driven ETF
Unlimited HFFI Fixed Income ETF
Unlimited HFGM Global Macro ETF
Unlimited HFMF Managed Futures ETF
Unlimited HFND Multi-Strategy Return Tracker ETF
Unlimited Low-Beta HFND Multi-Strategy ETF
Unlimited Ultra HFND Multi-Strategy ETF
Unusual Whales Subversive Democratic Trading ETF
Unusual Whales Subversive Republican Trading ETF
UPAR Ultra Risk Parity ETF
ZEGA Buy and Hedge ETF

Name of Mutual Fund Series
ATAC Rotation Fund

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